Exhibit 99.18

This business combination is made for the securities of a foreign company.  The business combination is subject to disclosure requirements of a foreign country that are different from those of the United States.  Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country.  You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than in the business combination, such as in open market or privately negotiated purchases.

Mediaset Espana Comunicaci6n, S.A. Independent Expert Report on.the Split-off Project according to the m rgers ad divisions regul_ation contemplatd in Spanish La3/2009 on Structural Modifications and Section 67 of the Consolidated Text of the Corporate Enterprises Act. f.:tn:1J )'=>_<l_ -" MSl OLEDAD VALcARCEL CONDE Traductora-lnterprete Jurada dINGL S N.ll 4195

Co_ntents 1. 2. 3. 4. 5. Background Description of the operation analysed Scope and procedures Rel vant aspects Conclusions 3 4 5 7 8 9 10 13 Appendix 1: Split-off Equity Appendix II: Assets with registry information Appendix Ill Split-off Project H CONDE I Jurada de INGLlS MO SOLfllAO VALcARC. Traductora-lnterprete N. ll 4195

For the attention of the Board of Directors of Mediaset España Comunicación, S.A. ("Mediaset España", "MSE" or "Split-off Company") and the Board of Directors of the company Grupo Audiovisual Mediaset España Comunicación, S.A. ("GA Mediaset" or the "Beneficiary Company"), represented by Mr Paolo Vasile and Mr Massimo Musolino respectively, before the Mercantile Registry of Madrid, and on its instructions.

In accordance with our appointment as independent expert by Ms Carmen de Grado Sanz, Mercantile Registrar number XVII of Madrid and its province, to issue the independent expert report regarding the proposed split-off (the "Split-off") in accordance with Spanish Law 3/2009 of 3 April on structural modifications of commercial companies (*Ley de Modificaciones Estructurales*) and section 67 of Spanish Legislative Royal Decree 1/2010 of 2 July, approving the Consolidated Text of the Corporate Enterprises Act ("Corporate Enterprises Act"), and also in accordance with sections 133, 340 et seq of the Spanish Mercantile Registry Regulations, we issue this report (the "Report") on the valuation of all the equity (assets and liabilities) of Mediaset España (the "Split-off Equity") to the company GA Mediaset, in exchange for the assignment to Mediaset España of the shares of GA Mediaset that are issued on the occasion of the capital increase that will occur in that company.

In the split-off project regarding the Split-off ("Split-off Project"), it has been established that, in as far as the Beneficiary Company is a direct and wholly-owned subsidiary of the Split-off Company, the Split-off will be carried out in accordance with the simplified procedure foreseen in section 49.1 –by referral of sections 52.1 and 73.1– of the Structural Modifications of Commercial Companies Act, which waives the requirement to draft a directors' report on the Split-off Project, and that the independent expert report will only have the purpose and effects determined in section 67 of the consolidated text of the Corporate Enterprises Act.

Mª SOLEDAD VALCÁRCEL CONDE
Traductora-Intérprete Jurada de INGLÉS
N.º 4195

2

1. Background MSE is a public limited company, listed, incorporated under Spanish law, with registered office at Carretera de Fuencarral a Alcobendas 4, 28049, Madrid, Spain, registered in the Mercantile Registry of Madrid under volume 33,442, page 122, section 8, sheet M-93306 and with Spanish tax identification number A-79075438. The corporate purpose is the indirect management of the Public Television Services. It currently operates seven television channels commercially (Telecinco, Factoria de Ficci6n, Boing, Cuatro, Divinity, Energy y M . . . The Company began trading on the stock exchange on 24 June 2004, listed on the Madrid, Barcelona, Bilbao and Valencia stock exchanges and becoming part of the IBEX-35 index on 3 January 2005. For its part, GA Mediaset is a public limited company, listed, formed under Spanish law, with registered office at Carretera de Fuencarral a Alcobendas 4, 28049, Madrid (Spain}, registered in the Mercantile Registry of Madrid under volume 35,520, page 100, section 368404, and with Spanish tax identification number A-87728689. The bpards of directors of Media.set Espana and GA Media.set have prepared the Spli -off Project under which Mediaset Espana will transfer all its net equity, assets and liabilities to GA Mediaset in exchange for the allocation to Mediaset Espana of the new GA Mediaset shares to be issued through a capital increase. The Split-off will be governed by title Ill ofthe Structural Modifications of Commercial Companies Act. · The Split-off forms part of a single operation of broader scope ("the Operation") that also contemplates, in this order, the f llowing actions: a) the assignment by Mediaset S.p.A ( 'Mediaset'), a listed public limite<;l company incorporated under Italian law (societa per aziont) of substantially all of its business and all its interests in other entities, except, among others, of its stake in Mediaset Espana-to an Italian company 100%-owned by Mediaset (the "Mediaset Reorganisation"); b) the cross-border merger by acquisition of Mediaset and Mediaset Espana by Mediaset Investment N.V ("DutchCo"), a public limited company (naa za vennootschap) governed by Dutch law. Mediaset and Mediaset Espana will cease to exist as separate legal entities, and DutchCo will acquire all the assets and assume all the liabilities and other legal relations of Mediaset and Mediaset Espana by , way of universal succession ("the Merger"). Mediaset, Mediaset Espana and DutchCo belong to the Mediaset group. At the date of the Split-off Project, , DutchCo is a direct and wholly-owned subsidiary of Mediaset and Mediaset Espana is a direct subsidiary of Mediaset, with Mediaset being, at the date of the Split-off Project, the owner of shares representing approximately 51 .63% of the subscribed share capital of Mediaset Espana. GA Mediaset is direct and wholly owned subsidiary of Mediaset Espana. In addition, the completion of the Split-off is conditional on obtaining the approval of the State Secretariat for Digital Advancement of the Ministry of Economics and Business (SEAD - Secretaria de Estado para el Avance Digitain relation to the transfer of audiovisual communication Company to the BeneficiarY Company licenses from the Split-off 8oth the Split-off and the Mediaset Reorganisation c: re configured as a step prior to the Merger. The purpose of this step is to subsidiarise the business assets of Mediaset Espana and Mediaset before the Merger is performed, with the aim of rationalising the corporate structure of Mediaset Espana and Mediaset, thus allowing, after the Merger, continuity in the autonomous operation of the Spanish and Italian businesses, managed by a Spanish company and by an Italian company, respectively. ' . In this context, Grant Thornton, S.L.P. ("Grant Thornton" or "GT") has been appointed to prepare the mandatory Independent Expert's Report for the purposes of section 67 ofthe Corporate Enterprises Act, once it has been it has been established that, in as far as the Beneficiary Company is a direct and wholly owned subsidiary of the Split-off Company, the Split-off will be carried out in accordance with the simplified procedure foreseen in section 49.1 -b,y referral of sections 52.1 and 73.1-of the Structural Modifications . of Commercial Companies Act, which waives the requirement to draft a directors' report on the Split-off Project, and that the independent expert report will only have the purpose and effects determined in section 67 of the consolidated text of the Corporate Enterprises Act. tS Mil SOLEDAD VALcARCEt CONDE Traductora-lnterprete Jurada de JNGL N.ll 4195

2. Description of the operation analysed

Valuation of the Split-off Equity

The purpose of the Split-off is to subsidiarise all the activities of Mediaset España. Therefore, the natural subject-matter of the Split-off is all the equity –assets and liabilities– of Mediaset España. The Split-off Equity (Appendix I) is an economic unit in the meaning of section 71 of the Structural Modifications of Commercial Companies Act.

In as far as the Beneficiary Company is a direct and wholly-owned subsidiary of the Split-off Company, the Split-off will be carried out in accordance with the simplified procedure foreseen in section 49.1 49.1 –by referral of sections 52.1 and 73.1– of the Structural Modifications of Commercial Companies Act, which waives the requirement to draft a directors' report on the Split-off Project, and that the independent expert report will only have the purpose and effects determined in section 67 of the consolidated text of the Corporate Enterprises Act.

In this sense, the split-off assets with registry entries have been attached in Appendix II of this report, having been obtained from the Split-off Project (Appendix III). As described in the Split-off Project, these split-off assets correspond to:

- Real Property (Appendix 3 of the Split-off Project)
- Trademarks and Trade Names (Appendix 4 of the Split-off Project)
- Domains (Appendix 5 of the Draft segregation)

In accordance with point 4 of the Split-off Project, the value assigned by the Directors of Mediaset España and GA Mediaset to the Split-off Equity has been established, for the purposes of section 31.9 of the Structural Modifications of Commercial Companies Act, by way of the net book value at 31 December 2018 and amounts to EUR 820,364,697.90.

Capital increase

According to the Split-off Project, the capital of the Beneficiary Company will increase by EUR 190,000,000.00, by issuing 190,000,000 shares of the same class and series as those currently outstanding, of EUR 1 par value each.

The new shares will be fully subscribed and paid by the Split-off Company on the effective date of the Split-off by way of *en bloc* transfer of the Split-off Equity to the Beneficiary Company.

The new shares will be issued with a total share premium of EUR 630,364,697.90, equal to the Net Book Value of the Split-off Equity indicated in the previous section, reduced by the amount of the capital increase of the Beneficiary Company with a 3.31770893631579 share premium for each new share of the Beneficiary Company. The share premium will be also paid entirely as a result of assignment to the Beneficiary Company of the assets of Mediaset España that are split-off.

Any difference in valuation that emerges in the Split-off Equity up to the effective date of the Split-off will be adjusted against the equity of the Beneficiary Company in accordance with the applicable accounting standards, either by reducing the share premium if difference is negative, or by increasing the share premium if the difference is positive.

Mª SOLEDAD VALCÁRCEL CONDE
Traductora-Intérprete Jurada de INGLÉS
N.º 4195

4

3. Scope and procedures

Scope

The scope of our professional action, as set out in section 2 of our report, has been limited to section 67 of the Spanish Corporate Enterprises Act, and in accordance with sections 133, 338 et seq of the Mercantile Registry Regulations, as professionals responsible for drafting the report on the assessment of the Split-off Equity of Mediaset España as consideration for the GA Mediaset capital increase.

Grant Thornton will not be liable for any use of this Report outside the context mentioned above.

Work procedures carried out

Our work has been carried out by performing the procedures described below:

- Obtaining the following information:
  - Application document for the appointment of an independent expert presented at the Mercantile Registry of Madrid by Mediaset España and GA Mediaset in relation to the Operation.
  - Split-off Project prepared by the Boards of Directors of Mediaset España and GA Mediaset.
  - Financial projections of Mediaset España, validated by its Board of Directors.
  - Analysts' reports on Mediaset España.
  - Audited individual and consolidated financial statements of Mediaset España as of 31 December 2018, 2017 and 2016.
  - Interim condensed consolidated financial statements of Mediaset España as of June 2018 , reviewed by the auditor.
  - Publicly available information on listed media sector companies with characteristics similar to those of Mediaset España.
  - Minutes of the Board of Directors and Shareholders' Meeting of Mediaset España for FY 2018 and up to the date of this report.
  - Relevant facts notified to the CNMV during FY 2018 and 2019.
  - Other information considered relevant to the performance of our tasks.
- Review and contrast of the information mentioned in the preceding paragraph, taking into account the context and characteristics of our work.
- Review and overall contrast on whether the fair value of the contribution of Split-off equity corresponds at least to the amount of the capital increase proposed for GA Mediaset (including share premium), taking into account the context and characteristics of the Split-off. Some of the procedures have been carried out (non-exhaustive list):
  - Analysis on the most appropriate methodology for carrying out the valuation tasks of the Split-off Equity.
  - Review of the public financial forecasts contained in the analysts' reports on MSE to which we have had access, as well as the financial forecasts validated by the Board of Directors of Mediaset España.

Mª SOLEDAD VALCÁRCEL CONDE
Traductora-Intérprete Jurada de INGLÉS
N.º 4195

5

Preparation of a financial cash flow discount model based on those financial forecasts and other information relevant for the purposes of our tasks. Review of the historical evolution of the share price of MSE. Identification of the main difficulties of the valuation tasks. Assessment of the impact on fair value of the Split-off Equity, after the date of the auditor's report on the financial statements of Mediaset Espana. We have received confirmation from the Management about the absence of any significant events that may have affected the value of the Split-off Equity in • the period between the date· of the aforementioned financial statements and the date of the report. • Obtaining the following formal confirmations: Letter signed by persons with sufficient powers to represent MSE in which they state there is no new litigation or lawsuit that could determine the reasonableness of the value of the Split-off u . . Letter signed by persons with sufficient powers to represent MSE in which they confirm to us, among other matters, that the Split-off Project they have submitted and the assumptions used in their preparation represent their most informed opinion considering the present circumstances and anticipated future developments, that they have given us all the necessary information and everything we have requested to prepare our report and that there is no aspect that has not been notified to us that could h. ave a significant effect on.the results of our work. INGLES 6 . I Ml! SOLeDAt) VALcARCEL CONDE Traductora-lnterprete Jurada de N. l! 4195

4. Relevant aspects

The scope of our work has been based primarily on the analysis of the value assigned by MSE to the Split-off Equity under the Split-off in relation to the envisaged GA Mediaset capital increase, for the purposes of determining that the value of the Split-off Equity of Mediaset España corresponds at least to the nominal value plus the share premium of the shares to be issued by GA Mediaset as consideration for the capital increase.

The value estimates are based on commonly accepted valuation methods in the profession. Although we have performed our analyses in a reasonable manner, based on the information available and provided by the Management, we must point out that business valuations are not an exact science, but an exercise based on experience and using hypotheses that refer to the future and therefore, they contain a certain degree of subjectivity. In these circumstances, we cannot guarantee that third parties will be necessarily agree with our conclusions. The main difficulties encountered in the process of analysis and review of the value of Split-off Equity proposed in the Split-off Project are precisely those that refer to the future behaviour of economic variables and the logical uncertainty this implies.

Our work has been based on audited information and public information about MSE. In the performance of our tasks, we have assumed that this information is complete and accurate and reflects the Company's best estimates about its situation and prospects from an operational and financial standpoint. Our work is not an audit of financial statements, so it does not include the procedures required by the generally accepted professional standards for carrying out an accounts audit and therefore we do not express a professional opinion on the financial information included in this document.

The scope of our work has not included any independent verification, auditing, due diligence, review or evaluation of the accounting, tax, legal, labour or environmental situation of the Split-off Project, the Split-off Equity, either of MSE or GA Mediaset and, therefore, it does not constitute an audit opinion or any other opinion or confirmation as regards the financial statements of those companies.

Our work has been based, among others, on public sources of information. The contrast of this information with external evidence has not been part of our work. However, we have contrasted, when applicable, that the information obtained is consistent with other data submitted to us in the course of our tasks.

The scope our work refers to the Split-off Equity described in this report. In this sense, we must point out that any significant change in the assets that make up the Split-off Equity could affect the conclusions of our work.

In the letter of statements, the company has confirmed that there have been no events after the date to which the initial financial information refers that could significantly affect the conclusions of that information and that we have not taken into account.

We have assumed that all authorisations and registrations that may be relevant in Spain and, as applicable, other jurisdictions, for the effectiveness of the Split-off and that significantly affect our analysis, will be obtained with no adverse effects.

We should stress that our work is independent in nature and therefore makes no recommendation to the management of MSE or GA Mediaset, to their shareholders or to third parties as to the position they should take in relation to the Split-off or other potential share transactions of the entities. Our work does not aim to analyse the suitability of the current or past business strategies of MSE nor the reasons for the Split-off in relation to other business strategies or transactions the entities may have opted for, nor does it aim to analyse the company's business decision to proceed with the proposed Split-off. Likewise, the scope of our work should not be considered, in the context of this transaction nor in any other context, as a fairness opinion nor an opinion on the current or future value of MSE.

This, however, in no way limits or detract from our work, function and role under section 67 of the Corporate Enterprises Act or the conclusions reached in this report.

Mª SOLEDAD VALCÁRCEL CONDE
Traductora-Intérprete Jurada de INGLÉS
N.º 4195

7

· s. Conclusions According to the work performed, and taking into account the characteristics of the · proposed Split-off operation, and the facts described in sections 2 and 3 above, and subject to the relevant aspects described in section 4 above, we consider that the value of segregated assets of Mediaset Espana corresponds at least to the nominal value plus the share premium of the shares to be issued by GA Mediaset as consideration for the capital increase. This report has been prepared exclusively to comply with section 67 of the Capital Enterprises Act, and 133, 338 et seq of the MercantileRegistry Regulations, meaning that it is not intended to serve and should not be used for any other purpose. CONDE 1da dINGLls ---.. ·-..-.. - --J:!.ll 419-·5--·· ftU SCJ E!JAP VAlcAfiCEL Trotduqora-lnterpret Jur1:

Appendix 1: Split-off Equity Net Split-off Equity of Mediaset Espana Comunicaci6n, S.A. 31 December 2018 (thousands of €) INTANGIBLE FIXED ASSETS TANGIBLE FIXED ASSETS NON-CURRENT FINANCIAL INVESTMENTS Financial investments in group companies Other financial assets DEFERRED TAX ASSETS NON-CURRENT ASSETS INVENTORY TRADE DEBTORS AND OTHER RECEIVABLES CURRENT FINANCIAL INVESTMENTS Financial investments in group companies Other financial assets SHORT-TERM DEFERRED INCOME CASH AND CASH EQUIVALENTS CURRENT ASSETS TOTAL ASSETS NET EQUITY NON-CURRENT PROVISIONS NON-CURRENT LIABILITIES DEFERRED TAX LIABILITIES NON-CURRENT ASSETS CURRENT, DEBT 484,807.33 57,685.77 143,246.92 143,246,92 116.00 57,759.86 70,499.88 9,752.76 218,931.19 37,773.17 37,029.67 743.51 8,238.16 131,116.08 426,011.36 1,169,511.24 820,364.70 8,787:31 108.54 395.54 9,291.38 205,811.67 257,699.86 48,1. 11.81 1.34,043.49 3,339,855.16 1'169,511.24 Debts with group and associated companies. Other current liabilities . TRADE CREDITORS AND OTHER ACCOUNTS PAYABLE CURRENT LIABILITIES TOTAL LIABILITIES 9 N.1141.9S --·-·· _ -----· --Mi! SOLEDAD VALcARCEL CONDE Traductora-lnterprete Jurada de INGL S

Appendix II: Assets with registry information

List of real property of the Split-off Equity

No.	Title	IDUFIR / Unique	Location:	Registration details
1	Fee simple	F07QP47M3 / 28116002049032	Plot situated in Madrid, between the Fuencarral to Hortaleza road and c/ Federico Mompou. It has a surface area of 21,501 m2.	• PLOT NUMBER: 53,588 • VOLUME: 2,445 • BOOK: 954 • PAGE: 33
2	Fee simple	F07QP47M2 / 28116001715310	Plot located in Madrid, Carretera de Irún (km 11,700). It has a surface area of 18,843.44 m2.	• PLOT NUMBER 10,573 • VOLUME: 1,641 • BOOK: 150 • PAGE: 44
3	Fee simple	F07TC42C8 / 28128000360842	Industrial Building located in Pinares Llanos, Villaviciosa de Odón. It has a built area of 9,123.35 m2 on a plot of 16,565 m2.	• PLOT NUMBER 18,069 • VOLUME: 845 • BOOK: 393 • PAGE: 33

Mª SOLEDAD VALCÁRCEL CONDE
Traductora-Intérprete Jurada de INGLÉS
N.º 4195

10

List of trademarks and trade names of the Split-off Equity

Mª SOLEDAD VALCÁRCEL CONDE
Traductora-Intérprete Jurada de INGLÉS
N.º 4195

11

List of domains of the Split-off Equity Mil SOLiDAD VAlcARCEl CONDE Traductora-lnterprete Jurada de INGL S 12 N.i 4195

Appendix Ill Split-off Project r.'M::':'a':::SOI:!.-::-DA:-:OVA:-:-L-.cA;-RC_,...'El_C_ODN E ---. Traductora-lnterprete Jurada de INGLI!S 13. -"419-5---· ---···-- - ·----'

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Mª SOLEDAD VALCÁRCEL CONDE
Traductora-Intérprete Jurada de INGLÉS
N.º 4195

Mrs. Mª Soledad Valcárcel Conde, Sworn English Translator-Interpreter, designated by the Ministry of Foreign Affairs and Cooperation, hereby certifies that the foregoing is an accurate and complete translation into English of a document written in Spanish. Madrid, 17 June 2019. Signed: Mª Soledad Valcárcel Conde	**Doña Mª Soledad Valcárcel Conde, Traductor-Intérprete Jurado de Inglés, nombrado por el Ministerio de Asuntos Exteriores y de Cooperación, certifica que la que antecede es una traducción fiel y completa al inglés de un documento redactado en español. En Madrid, a 17 de junio de 2019. Firmado: Mª Soledad Valcárcel Conde**

Mª SOLEDAD VALCÁRCEL CONDE
Traductora-Intérprete Jurada de INGLÉS
N.º 4195

GrantThornton Mediaset Espaiia Comunicaci6n, S.A. lnforme de Experto lndependiente relative al Proyecto de Segregaci6n de acue do a Ia regulaci6n_ de fusiones y esc:isiones prevista eIa Ley 3/2009 de Modificaciones Estructurales y el articulo 67 del Texto Refundido de Ia . Ley de Sociedades de Capital. .

, lndice 1•. Antecedentes Descripci6n de Ia operaci6n analizada Alcance y procedimientos Aspectos relevantes Conclusiones 3 4 5 7 8 9 10 13 2. 3. 4. 5. Anexo 1: Patrimonio Segregado . Anexo II: Activos con datos registrales Anexo Ill: Proyecto de Segregaci6n 1 7 JUN Z019 1 N.ll 4195 MB SOLEI.> U VAlC:'\!lCU CCNDE Traductora-lnterpretc Jurada de INGLES

A Ia atenci6n del Consejo de Administraci6n de Mediaset Espana Comunicaci6n, S.A. (en adelante "Mediaset Espana", "MSE" o "Ia Sociedad Segregada"}, y del Consejo de Administraci6n de Ia soCiedad Grupe Audiovisual Mediaset Espana Comunicaci6n, S.A. (en adelante "GA Mediaset" o Ia "Sociedad Beneficiaria"), representados por D. Paolo Vasile y por D. Massimo Musolino, respectivamente, ante el Registro Mercantil de Madrid, y por encargo de este. De acuerdo con nuestra designaci6n como experto independiente por parte de Dna. Carmen de Grado Sanz, Registrador Mercantil numero XVII de los de Madrid y su provincia, para Ia emisi6n del informe de experto ·independiente en relaci6n con Ia segregaci6n proyectada (Ia "Segregaci6n"}, de acuerdo con lo establecido en Ia Ley 3/2009, de 3 de abril, sobre modificaciones estructurales de sociedades mercantiles (en adelante, "LME") y el articulo 67 del Real Decreto Legislative 1/2010, de 2 de julio, por el que se aprueba el Texto Refundido de Ia Ley de Sociedades de Capital (en adelante, "Ley de Sociedades de Capital" o "LSC"}, y de conformidad tambien con lo que establecen los articulos 133, 340 y siguientes del Reglamento del Registro Mercantil, emitimos el presente informe (en adelante, el "lnforme") sobre Ia valoraci6n de Ia totalidad del patrimonio (actives y pasivos) de Mediaset Espana (el "Patrimonio Segregado") a Ia sociedad GA Mediaset, a cambio de Ia atribuci6n a Mediaset Espana de las acciones de GA Mediaset que se emitiran con motive del aumento de capital que se producira en esta. En el proyecto de segregaci6n relative a Ia Segregaci6n (el "Proyecto de Segregaci6n"}, se ha establecido que en Ia medida en que Ia Sociedad.Beneficiaria es una filial directa e integramente participada de Ia Sociedad Segregada, Ia Segregaci6n se articulara de acuerdo con el procedimiento simplificado previsto en el articulo 49.1 -per remisi6n de los articulos 52.1.Y 73.1-de Ia LME, lo que permite que nose elabore ioforme de administradores obre el Proyecto de Segregaci6n,' y que el informe de experto independiente unicamente tenga el objeto y los efectos que se determinan en el articulo 67 del texto refundido de Ia LSC. 1 7 JUN Z019 Ml! SOLEPAU VAlcARCEL CONDE · Traductora-lnterpretc Jurada de INGL S 195·.. --·--- ·-,.__

- 1. Antecedentes MSE es una sociedad anonima, cotizada, constituida con arreglo a Derecho espanol, con domicilio social en Carretera de Fuencarral a Alcobendas 4, 28049 de Madrid, Espana, inscrita en el Registro Mercantil de Madrid al tomo 33.442, folio 122, seccion 8, hoja M-93.306 y provista del numero de identificacion fiscal espanolA-79.075.438. . Tiene como objeto social Ia gestion indirecta del Servicio Publico de Television. En Ia actualidad explota comercialmente siete canales de Television (Telecinco, Factoria de Ficcion, Boing·, Cuatro, Divinity, Energy y BeMad). · La Socie<:lad comenzo su cotizacion en bolsa el 24 de junio de 2004, cotizando en las bolsas de Madrid, Barcelona, Bilbao y Valencia, pasando a forinar parte del indice IBEX-35 el3 de enero de 2005. GAMediaset, por su parte, es una sociedad anonima constituida con arreglo a Derecho espanol, con domicilio social en Carretera de Fuencarral a Alcobendas 4, 28049 Madrid (Espana), inscrita en el Registro Mercantil 'de Madrid al tomo 35.520, folio 100, hoja 368404, y provista del numero de identificacion fiscal espanol A-87.728.689. · Los consejos de administracion de Mediaset Espana y de GA Mediaset han elaborado el Proyecto de Segregacion en virtud de Ia cual Mediaset Espana traspasara Ia totalidad de su patrimonio, actives y pasivos, a GA Mediaset a cambio de Ia atribucion a Mediaset Espana de las acciones nuevas de GA Mediaset que se emitiran a traves de un aumento de capital. La Segregacion se regira por el titulo Ill de Ia LME. La Segregacion forma parte de una unica operacion mas amplia ("Ia Operacion") que tamoien preve, en este orden, las siguientes actuaciones: a) Ia transmision por parte de Mediaset, S.p.A ("Mediaset''), una sociedad anonima cotizada constituida con arreglo a Derecho italiano (societa per aziom), de sustancialmente todo su negocio y de todas sus participaciones en.otras entidades, con excepcion, entre otroS', de su participacion en Mediaset Espana a una sociedad italiana propiedad al100% de Mediaset ("Ia Recirganizacion Mediaset"); b) Ia fusion transfronteriza inversa por absorcion de Mediaset y Mediaset Espana por parte de Mediaset Investment NY ("DutchCo"}, una sociedad anonima (naamlqz'! vennootschap) constitl.iida con arreglo a Derecho neerlandes. Mediaset y Mediaset Espana dejaran de existir como personas juridicas independientes, y DutchCo adquirira todos los activos y asumira todos los pasivos y demas relaciones juridicas de Mediaset y Mediaset Espana por sucesion a titulo universal ("Ia Fusion"). Mediaset, Mediaset Espana y DutchCo pertenecen al grupo Mediaset. A Ia fecha del Proyecto de Segregac;ion, DutchCo es una filial directa e integramente participada de Mediaset, y Mediaset Espana es una filial directa de Mediaset, siendo esta ultima, a' Ia fecha del Proyecto de Segregacion, titular de acciones representativas aproximadamente del 51.63% del capital social suscrito de Mediaset Espana. GA Mediaset es una filial directa e integramente participada de Mediaset Espana. · Adicionalmente,. Ia consurnacion de Ia Segregacion esta condicionada a Ia obtencion de Ia autorizacion de Ia Secretaria de Estado para el Avance Digital del Ministerio de Economia y Empresa (Ia SEAD) en relacion con Ia transmision de las licencias de comunicacion audiovisual de Ia Sociedad Segregada a Ia Sociedad Beneficiaria · Tanto Ia Segregacion como Ia Reorganizacion Mediaset se configuran como un paso previo a Ia Fusion. Este paso tiene por objeto filializar los patrimonios empresariales de lillediaset Espana y de Mediaset antes de Ia consumacion de Ia Fusion, con Ia finalidad de racionalizar Ia estructura corporativa industrial de Mediaset Espana y Mediaset permitiendo asi, tras Ia Fusion, Ia continuidad en Ia llevanza operativa autonoma de los negocios espanol e italiano por una sociedad espanola y una sociedad italiana, respectivamente. En este contexto, se ha procedido al nombramiento de Grant Thornton, S.L.P. (en adelante, "Grant Thornton" o "GT') para Ia elaboracion del preceptivo lnforme de Experto lndependiente a los efectos del articulo 67 de Ia LSC, una. vez se ha establecido que en Ia medida en que Ia Sociedad Berieficiaria es una filial directa e integramente participada de Ia Sociedad Segregada, Ia Segregacion se articulara de acuerdo con el procedimiento simplificado previsto en el articulo 49.1 -por remision de los articulos 52.1 y 73.1-de Ia LME, lo que permite que no se elabore informe de administradores sobre el Proyecto de Segregacion, Y que el informe de experto independiente unicamente tenga el objetb y los efectos que se determinan en el articulo 67 del texto refundido de Ia LSC. 1 7 JUN 2019 ,nc:;L CCN ... E M!! SOLED U VALC.il Traductora lnterprcte Jur;3da de INGLES -4-s _ ·------ -

2. Descripci6n de Ia - . operaci6n analizada Valoraci6n del Patrimonio Segregado La finalidad de Ia Segregaci6n es filializar toda Ia activid<;d de Mediaset Espana. Por lo tanto, constituye el objeto natural 'de Ia Segregaci6n Ia totalidad del patrimonio -actives y pasivos-de Mediaset Espana. El Patrimonio Segregado (Anexo I) constituye por ello una unidad econ6mica en el sentido del articulo 71 de Ia LME. En Ia medida en que Ia Sociedad Beneficiaria es una filial directa e integramente participada de Ia Sociedad Segregada, Ia Segregaci6n se articulara de acuerdo con el procedimiento simplificado previsto en el articulo 49.1 -por remisi6n de los articulos 52.1 y 73.1-de Ia LME, lo que permite que no se elabore informe de administradores sabre el Proyecto de Segregaci6n, y que el informe de experto independiente unicamente tenga el objeto y.los efectos que se determinan en el articulo 67 de Ia Ley de Sociedades de Capital. En este sentido !os actives segregados con datos registrales se adjuntan en el Anexo II de este informe, habiendo side obtenidos del Proyecto de Segregaci6n (Anexo Ill). Dichos actives segregados se corresponden, segun se informa en el Proyecto de Segregaci6n con: · o o o Biene.s lnmuebles (Anexo 3 del Proyecto de Segregaci6n) Marcas y Nombres Comerciales (Anexo 4 del Proyecto de Segregaci6n) -Dominies (Anexo 5 del Proyecto de Segregaci6n) De acuerdo con el punta 4 del Proyecto de Segregaci6n, el valor asignado por los Administradores de Mediaset Espana y de GA Mediaset al Patrimonio Segregado ha side. establecido, a los efectos de lo dispuesto en el articulo 31..9 de Ia LME, mediante su valor neto contable conjunto a 31 de diciembre de 2018 y aseiende a 820.364.697,90·euros. Ampliaci6n de capital Segun el Proyecto de Segregaci6n, el capital de Ia Sociedad Beneficiaria aumentara en 190.000.000,00 euros, mediante Ia emisi6n de 190.000.000 acciones de Ia misma clase y serie que las actualmente en circulaci6n, de 1 euros de valor nominal cada una. · · Las nuevas acciones seran integramente suscritas y desemtiolsadas porIa Sociedad Segregada en Ia fecha de efectividad de Ia Segregaci6n mediante Ia transmisi6n en bloque a favor de Ia Sociedad Beneficiaria del Patrimonio Segregado. Las nuevas accione·s se emitiran con una prima de emisi6n conjunta de 630.364.697,0 euros, equivalente' al Valor Neto Contable del Patrimonio Segregado indicado en·el apartado anterior, disminuidoen el importe del aumento del capital social de Ia Sociedad Beneficiaria, correspondieodo 3,31770893631579 euros de prima de emisi6n a cada nueva acci6n de Ia Sociedad Beneficiaria. La prima de emisi6n sera igualmente . desembolsada por entero como cohsecuencia de Ia transmisi6n a Ia Sociedad Beneficiaria de los elementos patrimoniales de Mediaset Espana que se segregan. Cualquier diferencia de valoraci6n que e ponga de manifiesto en el Patrimonio Segregado hasta Ia techa de efecto de Ia Segregaci6n sera ajustada contra el patrimonio neto de Ia sociedad Beneficiaria de acuerdo con las normas contables aplicables, bien mediante Ia reducci6n de Ia prima de emisi6n si Ia diferencia es · nElgativa, bien mediante el incremento de fa prima de emisi6n si Ia diferencia es positiva. 1 7 JUN 2019 Jurada de INGL S Ml SOLEDAD VALcARc'EL iraductora-lnterpret N,114195 CONDE

3.Aicance y procedimientos Alea nee El alcance de nuestra actuacion profesional, tal y como se establece en el apartado 2 de nuestro informe, se ha limitado a lo establecido en el articulo 67 de Ia Ley de Sociedades de Capital, y de conformidad con lo que establecen los articulos 133, 338 y siguientes del Reglamento del Registro Mercantil, como profesionales encargados de elaborar el informe sobre Ia valoracion del Patrimonio Segregado de Mediaset Espana en contrapartida al aumento de capital en GA Mediaset. - La utilizacion de este lnforme fuera del contexto citado con anterioridad no sera responsabilidad de Grant Thornton. Procedimientos del trabajo realizado Nuestro trabajo se ha llevado a cabo mediante Ia realizacion de los procedimientos que se describen a continuacion: • Obtencion de Ia siguiente informacion: Documento de solicitud de nombramiento de experto independiente presentado en el Registro Mercantil de Madrid por Me.diaset Espana y GA Mediaset en relacion con Ia Operacion. Proyecto de Segregacion formulado por los consejos de administracion de Mediaset Espana y GA Mediaset. Proyecciones financieras de Mediaset Espana, validadas porsu Consejo de Administracion. lnformes de analistas sobre Mediaset Espana. Cuentas anuales auditadas, individuales y consolidadas, de Mediaset Espana a 31 de diciembre de 2018, 2017 y 2016. Estados financieros consolidados intermedios condensados a junio de 2018 .de Mediaset Espana, revisados por el auditor. Informacion publica disponible relativa a companias cotizadas de medios de Qomunicacion con caracteristicas similares a las de Mediaset Espana. Aetas del Consejo de Administracion y de Ia Junta de Accionistas de Mediaset Espana del ' ejercicio 2018 y hasta Ia fecha de este informe. ' . Hechos relevantes comunicados a Ia Comision Nacional del Mercado de Valores durante los ejercicios 2018 y 2019. Otra informacion·que se ha consiqerado de interes para Ia realizacion de nuestro trabajo. • Revision y contraste de Ia informacion mencionada en el apartado anterior,· teniendo en cuenta el contexto y caracteristicas de nuestro trabajo. • Revision y contraste global sobre si el valor razonable de· Ia aportacion del Patrimonio Segregado se 'corresponde, al menos, con el importe .de Ia ampliacion de capital propuesta · en GA Mediaset (incluyendo prima de emision), teniendo en cuenta el contexto y caracteristicas de Ia Segregacion. Algunos de los procedimientos acometidos han sido (lista no exhaustiva): Analisis -sobre Ia metodologia mas adecuada para realizar los trabajos de valoracion del Patrimonio Segregado. Revision de las proyecciones finanCieras publicas contenidas en los informes de analistas sobre MSE a los que hemos tenido acceso, asi como de las proyecciones financieras· validadas por el Consejo de Administracion de Mediaset Espana. 1 7 JUN 2019 Mi1 SOLEDAD v;..:.c.ARCEL CCNDE N.114195 5 Traductora-lnterpre.:e Jurada de INGLS .

Elaboracion de un modelo financiero de descuento de flujos de caja con. base en dichas proyecciones financieras yen otra informacion publica relevante a los efectos de nuestro trabajo. Revision de Ia evolucion historica de Ia cotizacion de Ia accion de MSE. ldentificacion de las principales dificultades de los ejercicios de valoracion. Evaluacion del impacto, en el valor razonable del Patrimonio Segregado, de hechos posteriores a Ia • fecha del informe del auditor de. las cuentas anuales de Mediaset Espana. Hemos recibido confirmacion de Ia Direccion sobre Ia ausencia de hechos de importancia que pudieran haber afectado al valor del Patrimonio Segregado en el periodo comprendido ·entre Ia fecha de las mencionadas cuentas anuales y Ia fecha del lnforme. Obtencion de las siguientes confirmaciones formales: Carta firmada por personas con facultades suficientes para representar a MSE donde indican que no hay ningun nuevo litigio o pleito que pudiera condicionar Ia razonabilidad del valor del Patrimonio Segregado. Carta firmada por personas - con facultades suficientes para representar a MSE en Ia que nos · confirman, eritre otros aspectos, que el Proyecto de Segregacion que nos han facilitado y las hipotesis empleadas en su preparacion representan su opinion mas fundamentada considerando las presentes circunstancias y su esperada evolucion a futuro, que se nos ha facilitado toda Ia informacion necesaria, asf como toda aq.uella que hayamos podido requerir para Ia elaboracion. de nuestro lnforme, y que no hay ningun aspecto que no haya sido puesto en nuestro conocimiento que pudiera tener un efecto significative sobre los resultados de nuestro trabajo. • • 11 JUN 2019 -----------MI. SOLEDAD VALcA CEL CONDEE Traductora-lnterpre e Jurada de INGL S N.24195

4. Aspectos relevantes El alcance de nuestro trabajo se ha basado sobre todo en el analisis del valor <:signado por MSE al Patrimonio Segregado en el marco de Ia Segregaciori en relacion con Ia ampliacion de capital que se preve en GA Mediaset, a los efectos de determinar que el valor del Patrimonio Segregado de Mediaset Espana se corresponde, al menos, con el valor nominal mas prima de emision de las acciones a emitir por GA. Mediaset como contrapartida en el aumento de capital. Las estimaciones de valor estan basadas en metodos de valoracion comunmente aceptados en Ia profesion. Aunque hemos realizado nuestros analisis de manera razonable, sobre Ia base de Ia informacion disponible y facilitada por Ia Direccion, debemos indicar que las valoraciones de negocios no son una ciencia exacta, sino un ejercicio basado en Ia experiencia y en el empleo de hipotesis que se refieren al futuro y que contienen, por tanto, cierto grade de subjetividad. En estas circunstancias, no podembs asegurar que terceras partes vayan a estar necesariamente de acuerdo con nuestras conclusiones. Las prini::ipales {jificultades encentradas en el proceso de analisis y revision del valor del Patrimonio Segregado propuesto en el Proyecto de Segregacion son precisamente aquellas que se.refieren al comportamiento futuro de variables economicas y a Ia logica incertidumbre que implican. Nuestro trabajo-se ha basado en infbrmaci6fl auditada yen informacion-publica de MSE. En Ia realizacion de nuestro trabajb, hemos asumido que dicha informacion es completa y precisa, asf como que refleja las · mejores estimaciones de Ia Sociedad acerca de su situacion y perspectivas desde el punto de vista operative y financiero. Nuestro trabajo no corresponde a una audit.orfa de estados financieros, por lo que no ha incluido los proce(1imientos considerados necesarios por las normas profesionales generalmente aceptadas para Ia realizacion de una auditorfa de cuentas y, por tanto, no expresamos una opinion profesion(!l sobre Ia informacion financiera incluida en este documento. El alcance de nuestro trabajo no ha incluido ninguna verificacion independiente, auditorfa, due diligence, revision o evaluacion de Ia situacion contable, fiscal, legal, laboral o medioambiental del Proyecto de Segregacion, del Patrimonio Segregado, de MSE o de GA Mediaset y, por lo tanto, no constituye una opinion de auditorfa ni cualquier otro tipo de opinion o confirmacion en lo que se refiere a los estados financieros de las mismas. Nuestro trabajo se ha basado, entre otras, en fuentes de informacion publicas. No ha constituido parte de nuestro trabajo el contraste de dicha informacion con eviaencias externas. No obstante, sf hemos contrastado, cuando ha side aplicable, que Ia informacion obtenida es consistente con otros datos que se nos ha proporcionado durante el transcurso de n_uestro trabajo. El alcance de nuestro trabajo se refiere al Patrimonio Segregado descrito en este lnforme. En este sentido, debemos manifestar que cualquier variacion significativa de los bienes que conforman el Patrimonio Segregado podrfa afectar a las conclusiones de nuestro trabajo. En Ia carta de manifestaciones se nos ha confirmado que no se han producido acontecimientos con posterioridad a Ia fecha a Ia que esta referida Ia informacion financiera de partida que pudieran afectar de forma relevante a las conclusiones de Ia misma, y que no hayamos tenido en cuenta. Hemos asumido que todas las auforizaciones y registros que, en su case, resulten pertinentes en Espana y, en su case, en otras jurisdicciones, para Ia efectividad de Ia Segregacion y que afecten de forma significativa a nuestro analisis, se obtendran sin ningun efecto adverso. Debemos resaltar que nuestro trabajo es de naturaleza independiente y por tanto no supone ninguna recomendacion a las direcciones de MSE o de GA Mediaset, a los accionistas de las mismas o a terceros en refacion con Ia posicion que deberfan tomar en relacion con Ia Segregacion u otras potenciales transacciones de acciones de las entidad s. Nuestro trabajo no tiene por objeto analizar Ia comieniencia de las estrategias de negocio actuales o pasadas de MSE ni las razones de Ia Segregacion en relacion con otras estrategias de negocio o transacciones por las que hubieran podido optar las entidades, asf como tampoco analizar Ia decision de negocio de las mismas para proceder con Ia Segregacion planteada. Asimismo, el alcance de nuestro trabajo no debera considerarse, en el contexte de esta transaccion ni en ningun otro contexte, como una fairness opinion ni como una opinion sobre el valor actual o futuro de MSE. Lo anterior, no obstante, en modo alguno limita o desvirtua nuestra labor, funcion y cometido conforme lo dispuesto en el articulo 67 de Ia LSC ni las conclusiones alcanzadas en el presente lnforme. MG SOLEDAD VALcARCEL CONDE Traductora-lnterprete Jurada de INGLES N.ll 4195

5. Conclusiones De acuerdo con el trabajo realizado, y terliendo en cuenta las caracteristicas de Ia operaci6n de Segregaci6n propuesta, asf como lo descrito en los apartados 2 y 3 anteriores, y sujeto a los aspectos relevantes descritos en el apartado 4 anterior, consideramos que el valor del Patrimonio Segregado de Mediaset Espana se corresponde, al menos, con el valor nominal mas prima de erriisi6n de las acciones a emitir por.GA Mediaset como contrapartida en el aumento de capital. · Este informe ha sido preparado exclusivamente para cumplir con lo establecido en el articulo 67 de Ia Ley de Sociedades de Capital, y con los artfculos 133, 338 y siguientes del Reglamento del Registro Mercantil, por lo que el mismo no sirve ni debe ser utilizado para ninguna otra finalidad. 1 7 JUN 2019 Mil SOLEDAD VALcARCEL CONDE . Traductora-lnterprete Jurad· de INGLES N.114195

Anexo 1: Patrimonio Segregado Patrim0<1io Ne.to secrqado de Miaset Espai\;J Com unic:acion, S.A Jl de diciembr. de 201 {m iles de() INHOVIUZACIONES I NMATERlAlES INMOVlUZACIONES MATE RIALES INVERSIONES f iNANCIERAS NO CORRIENTE5 l nversiones finanoerasprdel lfll?O 4!4.807,B 57.685,77 143.246,92 I 1.110.92 116,00 57.7)9,86 ACTlVOS POR IMPUESTOS DI FERIDOS . ACTIVOS NO COR:RiE.NTES 743.<(99,118 EXlSTENCIAS . 9.752,76 ll8.9JI , I9 · 37.nJ, I 7 DEUDORES COMERCIALES Y'OTRAS CUENTAS A COBRAR INVERSIONES fiNA NCIERAS CORRI ENTES lnverswnes nanaens e:rnpre.su o 37.0 9,67 743.51 PERJODIFICACION ES A aP TESORERIA Y EQUIVALENTES 8.238,1 6 131.316,08 .U6.011,36 PATRIHONIO NETO -------------------------------------------11-2-0.-1-CO RRIENTES 8.787, D EUDAS NO CORRIENTES PASIVOS POR I MPUESTOS DI FERlDOS 108,54 395,54 PASIVOS NO CORIUENTES DEU DAS CORRIENTES · 205.811,67 1 57.699.86 48.111.81 eud.ls con empra;as del gnno y socbd:IS Otrcs d udas corri€!ltes ACREEDORES COMERCIALES Y OTRAS CUENTAS A PAGAR 134.041,49 11 JUN 2019 9 N.SI4195 MI.! SOLEDAD VA t c.t.CEL CO f·.!DE Traductora -lnterprc Jurad<o de INGLES 6-4-. 70 31 PROVISION ES NO

Anexo II: Activos con datos registrales Listado de bienes inmuebles del Patrimonio Segregado Ia carretera de Fuencarral a Mompou. Tiene una superficie LIBRO: 954 FOLIO: 33 • .. Carretera de Irun (km 11,700). Comprende una superficie de O: 1.641 Llanos, Villaviciosa de Od6n. Tiene una superficie un terreno de 16.565 m2 • 1 7 JUN 2019 10 Mil SOLEDAD VALcARCECl ONDE Traductora-lnterprete Jurada de INGL S N.ll 4195·---------- Pieno dominio F07QP47M3/28116002049032 Parcela sita en Madrid, entre 53.588 Hortaleza y Ia cl Federico TOMO: 2.445 de 21.501 m2. 2 Pleno dominio F07QP47M2/28116001715310 • NUMERO DE FINCA: Parcela sita· en Madrid, en Ia10.573 TOM 18.843,44 m2• • LIBRO: 150 FOLIO: 44 3 Pieno dominio F07TC42C8/ 28128000360842 NUMERO DE FINCA: Nave industrial sita en Pinares 18.069 TOMO: 845 construida de 9.123,35 m2 en LIBRO: 393 FOLIO: 33

Listado de marcas y nombres comerciales del Patrimonio Segregado • \ 7 j\) 1Ui9 11 LeA CEL CONDE M-SOLED.\0 V' urada de !NGLtS Traductora-lnterpret J , .N;.;;.l.l.. .---1E.!i-------------

Listado de dominies del Patrimonio Segregado • 17 JUN 2019 GLS. Mil SOLEL>t\D VA!.cf .RCEL C"f ' DE Traductora-lnterpret • Jurada de IN N . ll 4195

Anexo Ill: Proyecto Segregaci6n de • 17 JUN Z019 . M!! SOLEI.lMl VA' c.t.!"C:::l CCN!:>E Traductora-lnt rprcte Jurada de INGL S N.114195

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